Exhibit 99.1

Premier Inc. to Exit Specialty Pharmacy Business

•	Move reinforces strategic focus on core businesses

•	Consolidated non-GAAP adjusted EBITDA margin expected to increase to approximately 45% from its recent 34% level

•	Related impairment and exit-cost charges expected to be recorded in current quarter

CHARLOTTE, N.C. (May 6, 2019) — Premier Inc. (NASDAQ: PINC), a leading healthcare improvement company, is exiting its specialty pharmacy business to enhance the company’s focus on the continuing evolution of its core supply chain, enterprise analytics and performance improvement capabilities.

On May 6, 2019, certain of Premier’s consolidated subsidiaries entered into a definitive asset purchase and sale agreement with ProCare Pharmacy, L.L.C., a subsidiary of CVS Health Corporation, under which Premier will sell certain assets related to its specialty pharmacy business for $22.5 million, plus up to an additional $20.0 million for inventory, each subject to adjustment. The transaction is expected to close in the current quarter ending June 30, 2019. The sale was made in connection with the company’s plans to discontinue its specialty pharmacy operations conducted by both Acro Pharmaceutical Services and Commcare Pharmacy by June 30, 2019. Net proceeds from the transaction will be used primarily to fund costs associated with the transaction and wind down and exit from the specialty pharmacy operations, and for general corporate purposes.

“Premier’s long-term strategy is to provide our member health systems with best-in-class solutions while at the same time actively managing our portfolio as we seek to deliver superior financial performance and long-term value for stockholders,” said Susan DeVore, Chief Executive Officer, Premier.

“Although specialty pharmacy continues to be an important component in healthcare, today’s market dynamics are challenging and have resulted in new pressures across the industry,” said Michael Alkire, President, Premier. “Exiting the business better positions Premier to capitalize on our strengths and enhance our focus on core, growing business lines encompassing our supply chain, enterprise analytics and performance improvement capabilities.”

DeVore added: “Looking ahead, the Board and management team remain committed to improving outcomes for our member health systems and delivering sustained, profitable growth and value creation. We will be available to our current specialty pharmacy customers to help assist a smooth transition. One of the reasons we selected CVS Health, one of the nation’s leading health innovation companies, is because of its strong track record of providing outstanding patient care, and commitment to helping people on their path to better health.”

In connection with Premier’s exit from the specialty pharmacy business, the company expects to record a non-cash impairment charge of approximately $87.0 million to $92.0 million related to goodwill, purchased intangibles and other assets of the specialty pharmacy business. Including costs incurred to date, it also expects to incur one-time, transaction and exit-related pre-tax charges of approximately $11.0 million to $15.0 million, primarily related to severance and retention benefits and financial advisor and legal fees. These expenses are expected to be recorded in the fiscal fourth quarter ending June 30, 2019.

These actions are expected to increase Premier’s consolidated non-GAAP adjusted EBITDA margin to approximately 45 percent for the full 2019 fiscal year compared to approximately 34 percent for the fiscal 2019 six-month period ended December 31, 2018, while reducing annual consolidated net revenue by approximately $470 million and increasing annual pre-tax income by approximately $6 million.

Premier’s specialty pharmacy business currently serves 367 hospitals across 66 health systems. The business consists of Acro Pharmaceutical Services and Commcare Pharmacy, which operate facilities in Philadelphia, Pa. (Acro), Memphis, Tenn. (Acro) and Plantation, Fla. (Commcare).

About Premier Inc.

Premier Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of more than 4,000 U.S. hospitals and health systems and approximately 165,000 other providers and organizations to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and consulting and other services, Premier enables better care and outcomes at a lower cost. Premier plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, Instagram and Premier’s blog for more information about the company.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, such as those related to the expected closing date of the transaction, the consideration ultimately received by Premier in the transaction, the anticipated financial and operational success from Premier’s ability to focus on its core, higher-margin supply chain, enterprise analytics and performance improvement capabilities, the timing and accuracy of Premier’s expected and actual impairment charges and exit costs, the expected impact of the transaction on Premier’s consolidated non-GAAP adjusted EBITDA margin, annual consolidated net revenue and annual pre-tax income, above are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements.

In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The company may not be able to complete the transaction on the terms described above or other acceptable terms or at all because of a number of factors, including without limitation, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the asset purchase agreement; (ii) the failure to satisfy the closing conditions set forth in the asset purchase agreement; and (iii) risks related to disruption of management’s attention from the company’s ongoing specialty pharmacy business operations due to the transaction and the wind-down and exit of the specialty pharmacy business that result in a material adverse change under the asset purchase and sale agreement.

Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC and also made available on Premier’s website at investors.premierinc.com. Forward looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date.

CONTACTS:

News Media – Amanda Forster, Premier Inc.; Amanda_Forster@PremierInc.com; 202.879.8004 Investors – Jim Storey, Premier Inc.; Jim_Storey@PremierInc.com; 704.816.5958

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